Exhibit 99.1

NEWS RELEASE

Coeur Completes Acquisition of Orko Silver Corp.

Coeur d’Alene, Idaho – April 16, 2013 – Coeur d’Alene Mines Corporation (“Coeur”) (NYSE: CDE) (TSX: CDM) today announced the completion of its acquisition of Orko Silver Corp. (“Orko”) pursuant to its previously announced plan of arrangement.

“We are excited to complete the acquisition of Orko and look forward to developing La Preciosa into a world-class silver mine that generates an attractive rate of return for shareholders over a long mine life,” said Mitchell J. Krebs, Coeur’s President and Chief Executive Officer. “I would like to welcome Orko’s shareholders to Coeur and look forward to capitalizing on our opportunities for building value in a disciplined way for all Coeur shareholders.”

As a result of the completion of the arrangement, Coeur now owns all of the issued and outstanding shares of Orko. As consideration, Coeur paid a total of CAD $100 million in cash and issued an aggregate 11,572,918 common shares of Coeur and 1,588,768 warrants to acquire common shares of Coeur.

Also as a result of the completion of the transaction, the Orko shares will be de-listed from the TSX Venture Exchange. If they have not already done so, registered Orko shareholders should complete and submit their letter of transmittal, together with the certificate(s) representing their Orko shares and any other required documents and instruments, to the depositary, Computershare Trust Company of Canada, to receive the consideration to which they are entitled under the plan of arrangement. Orko shareholders who hold their Orko shares through a broker or other intermediary should contact that broker or other intermediary for instructions and assistance in receiving the consideration to which they are entitled under the plan of arrangement.

Former Orko shareholders with questions regarding the plan of arrangement can contact Kingsdale Shareholder Services Inc. toll free in North America at (888) 518-6812 or call collect outside North America at (416) 867-2272 or by email at contactus@kingsdaleshareholder.com.

About Coeur

Coeur d’Alene Mines Corporation is the largest U.S.-based primary silver producer and a growing gold producer. Coeur has four precious metals mines in the Americas generating strong production, sales and cash flow in continued robust metals markets. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. Coeur also owns a non-operating interest in a mine in Australia, and conducts ongoing exploration activities in Mexico, Argentina, Nevada, Alaska and Bolivia. In addition, Coeur owns strategic investment positions in eight silver and gold development companies with projects in North and South America.

Cautionary Statement

The information contained in this news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including, among others, statements regarding developing the La Preciosa silver mine and its rate of return and mine life. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays and disputed mining claims, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur’s future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

For Additional Information:

Wendy Yang, Vice President, Investor Relations

(208) 665-0345

Stefany Bales, Director, Corporate Communications

(208) 667-8263

www.coeur.com

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